Filed Under Rule 433
Registration Statement No. 333-160487

GE Interest Plus

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We appreciate your business

Grow your available cash the smart way with GE Interest Plus for Businesses

- Higher rates than competing alternatives
- 24/7 access to your funds with no penalties
- Zero sales or management fees

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0.95% YIELD[1]

Up to $5 Million*

Interest rates may be reset weekly



Solid Investment Opportunity

GE Capital provides businesses and consumers with financial solutions that enable them to build a stronger, better future.

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The Flexibility your Business Needs

Unlike certificates of deposit or bank money market accounts, you can redeem your investment when you need to without penalty.

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Call 888-674-4138

Representatives are available Monday - Friday 8:30 am - 7:00 pm ET

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Questions? Contact us or call us at 1-888-674-4138

Representatives are available Monday – Friday, from 8:30 a.m. to 7:00 p.m. ET

GE Interest Plus for Businesses is an investment in the senior, unsecured corporate debt of the General Electric Capital Corporation. You should note that GE Interest Plus for Businesses Notes are not a money market fund, which is generally a diversified fund consisting of investment in short term debt securities of many companies. Unlike bank accounts and certificates of deposit, GE Interest Plus for Businesses is not an FDIC-insured deposit. GE Interest Plus for Businesses is not guaranteed under the FDIC's Temporary Liquidity Guarantee Program. It is possible to lose money if GE Capital is unable to pay its debts. Please see the prospectus for important investment information.

The issuer has filed a registration statement (including a prospectus) [Registration Statement No. 333-160487] with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC website at **www.sec.gov** or by clicking **here**. Alternatively, the issuer, any underwriter, or any dealer participating in the offering will arrange to mail you the prospectus if you request it by clicking **here** or calling toll free 1-888-674-4138.

[1]Yield reflects the annual rate of return on your investment. It assumes that interest is accrued daily and posted monthly, and that there are no additional investments or redemptions.

*The portion of your investment that is greater than $5 Million will earn a rate of .25% and a yield of .25%.

GE.com GECapital.com Prospectus Privacy Policy SEC Filings Request a kit Rate History Site Map

Copyright 2011. General Electric Capital Corporation

Corporate Notes and Your Business A few companies, like GE Capital, offer businesses the ability’to directly invest in their unsecured debt through corporate bonds or notes. ‘Mien >our business invests in the corporate notes of GE Capital, you’ll receive the following benefits: Higher interest rates than many other cash alternatives like FDIC insured savings accounts, short term CDs. and money market mutual funds The flexibility to redeem at anytime without a penalty Free electronictransfers between linked bank accounts and the ability to wire funds 24 7 investment account access via internet and automated telephone service If this sounds like a flexible way to grow your company’s available cash, you can gel slart&d now. Why does my business get such terrific interest rates? Plain and simple, these short term investments are notFDIC insured. And unlike short term bond funds or money market mutual funds, they are the unsecured debt of a single company. So. your risk (and your return) is higher. Plus we service the investment online or by phone. That saves us money in operating costs because we don’t have a branch network. When you buy these notes, your company is joining over 120.000 individuals and businesses Some of them are current and former employees ofGEorGE Capital who believe in the strength, stability, and long term success of GE Capital. But please, read our prospectus first. GE Interest Fluiicf Businesses is an investment in the strict, unseated mrp Mate detl of the General ElecSic Capita I Crapraation. Ycu should note that GE Interest Plus far Businesses Nates Interest Pluslof Businesses is not en FCIC msured deposit GE I merest Plusfw Businesses is not Guaranteed under the FDIC’s Temporaiy Liquidity Guarantee. Program. It is possible to lose, money if GE Capita I ; unable to pay i.s : . ;. ; ; the : :::;:.,:: imp extant investment Information. The issuer has filed a regisffation statement (including s prespeciusHRegistfation Statement Mo. 333 1604E7J with the SEC few the offering to whidi this oommuniofltiDn relates. Before you invest, you should read the p roipedus in that legisbaiion latement and cthes dDcurnenls the issuer has filed wilh the SECfci mas tomplete infLjfrnatiLjn a bsut the i»ue> and this :’ , Ycu may g e t th se donjmenfe i w free by visiting EDGAR an the SEC website at wyjuit 5ec..gov rw by clinking here Alternative ly. the issuer, any underrtTit . w any dealer participaling in the ottering will anange tc mail you the wnspertus if you tequesl it by clicking here nt calling toll tree 1 BaS e7 413fi. ‘Yield reflect, the annual iBte c f leturn en your investment It aasurnes thai interest isaciiued da ily and pcsled monthly, and thai th s re axe ns additional investment 01 Tedemplions. The portion of your investment that is greater than 55 Million will earn arete of .25% 3~ a yield of .25*. GE ram GECHpital.com Prospectus Priu ar Policy SEC Fillings Request a lit Rale History Site Map Copjii&hi2C1 1. Genaa l ElediicCapitsI Coip stion!

GE Interest Plus

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Powerful Liquidity
Optimize your cash flow with a trusted business partner.
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Powerful Liquidity

You can easily add or redeem funds by electronic transfer to your linked bank account. You can also wire funds in and out. And you can easily manage your investment through our eService website. Plus you'll earn more on every penny you invest because there are no sales charges or maintenance fees.

Read our Prospectus

At GE Capital, we believe that an educated investor is a better investor. That's why you are encouraged to read our prospectus. It contains everything you need to know about investing in GE Interest Plus.

Download the full document (PDF format)

Today's Business Rates

Investment Amount	Rate (%)	Yield¹ (%)
<= $ 5 Million*	0.95%	**0.95%**

Rates may be reset weekly.

Questions? Contact us or call us at 1-888-674-4138

Representatives are available Monday – Friday, from 8:30 a.m. to 7:00 p.m. ET

GE Interest Plus for Businesses is an investment in the senior, unsecured corporate debt of the General Electric Capital Corporation. You should note that GE Interest Plus for Businesses Notes are not a money market fund, which is generally a diversified fund consisting of investment in short term debt securities of many companies. Unlike bank accounts and certificates of deposit, GE Interest Plus for Businesses is not an FDIC-insured deposit. GE Interest Plus for Businesses is not guaranteed under the FDIC's Temporary Liquidity Guarantee Program. It is possible to lose money if GE Capital is unable to pay its debts. Please see the prospectus for important investment information.

The issuer has filed a registration statement (including a prospectus) [Registration Statement No. 333-168487] with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC website at **www.sec.gov** or by clicking **here**. Alternatively, the issuer, any underwriter, or any dealer participating in the offering will arrange to mail you the prospectus if you request it by clicking **here** or calling toll free 1-888-674-4138.

[1] Yield reflects the annual rate of return on your investment. It assumes that interest is accrued daily and posted monthly, and that there are no additional investments or redemptions.

*The portion of your investment that is greater than $5 Million will earn a rate of .25% and a yield of .25%.

GE.com | GECapital.com | Prospectus | Privacy Policy | SEC Filings | Request a kit | Rate History | Site Map

Copyright 2011. General Electric Capital Corporation

Apply Online in 3 Easy Steps To invest, simpl/: 1. Review our Prospectus and Privacy Policy. It contains more complete information on Tees, charges, and other expenses and should be read carefully before making an investment. 2. Fill out the application online. Once you are done, print, sign and return it with the appropriate Authorization Form for your entity type. You must also complete and return IRS Form W 9 and provide us with the appropriate documents substantiating the existence of your business (see table below Tor requirements}. Required Documentation Corporations . Articles OTIncorporation With Evidence Of State Filing * Bank Statement Copy Or Voided Check To Verity Linked Bank Account LLC Limited Liability Company Agreement Or Other Operating Document Certificate OTFormation With Evidence Of State Filing * Bank Statement Copy Or Voided Check To Verity Linked Bank Account Limited Partnerships , Certificate Of Partnership With Evidence Of State Filing * Bank Statement Copy Or Voided Check To Verity Linked Bank Account General Partnerships . copy Of Partnership Agreement With Evidence Of State Filing Bank Statement Copy Or Voided Check To Verity Linked Bank Account Sote Proprietorship . copy Of Business License With Evidence Of State Filing Bank Statement Copy Or Voided Check To Verify Linked Bank Account 3. Mail completed forms and supporting documentation to us at: GE Interest Plus P.O. Box 6295 Rantoul, IL 61866 6235 . Questions? Contact us or call us at 1 888 674 4138 Representatives are available Monday Friday, from 8 3D a.m. to 7 DO p m. ET GE I merest Plus for Businesses is an investment in the senior, unsecured corporate debt of the General Electri c Capital Corporation. You should note that GE Interest Plus f dc Businesses Notes Interest Plusfc* Businesses i; not an FDIC insuied deposit. GE Interest Plu; for Businesses is not guaranteed undei the FOIC“s Temporary Liquidity Guarantee Program It is possible to lose money if GE Capital is unable to pay its debts. Please see the prospectus for important investment information. The ::. has filed a registration statement {including a prospectus) ; :: * : Statement Ha. 333 1 BlMflT] with the SEC for the ottering to which this com mum cation relates. Before you invest, you should read the prospectus in that registration statement and othef documents the issuer has filed with the SEC for mo re complete information about the issuer and this offering. You may get these documents fd free by visiting EDGAR an the S EC website at wvrw.5sc.gov 21 by didting here. Alternatively, the issuer, any underwriter. l* any dealer participating in the offering will arrange to mail you the prosperous if you lequesf it by dicing here or cal I i ng toll free 1 888 374 412.8. ‘Yield reflects the annual rate of return nn your investment. It assumes that interest is accrued daily and posted monthly, and that there are no additional investrnents or redemptions. The portion of your investment that is greater than So Million will earn a rate of .2696 and a yield of .25ft. GE.com GECapital.com Piospectus Piivacy Policy SEC Fillings Request a lit Rate History Site Map Copyright 2011, General Electri c Capital Corporation

Save your Money. Not your Questions. AtGE Interest Plus for business, we take pride in going the extra mile to seme you. The good news is that your concerns may have already been addressed. Please read the FAQ, and ifyou have any other questions, our representatives are available Monday Friday. 8.30 am 7:00 pm Eastern Time at 888 674 4138 General Information *~ ‘/vhat is GE Interest Plus for Businesses? Hn w does GE Interest Plus lor Businesses set its rates[7] How is yield calculated? *” Why does GE Interest Plus for Businesses pay a different rate than the consumer version? * Can I use checks, to access, my GE Interest Plus, tor Businesses investment[7] > What is the minimum initial investment? What if my investment amount falls belov; the required minimum? Hnw is interest accrued and paid? * What if I have questions about my investment[7] Establishing a GE Interest Plus far Businesses Investment What type of business entities can establish a GE Interest Plus for Businesses investment? How can I establish and investment for my business’ * What type of documentation is required to establish a GE Interest Plus for Business investment account? Ho w do I fund rny investment? Do I have to link my business, checking account to rny GE Interest Plus for Businesses investment[7] * Can I establish an investment with an address outside uf the United Slates?

Investing and redeeming

- What types of checks will you accept for investment?
- Can I redeem my investment at anytime?
- Are there any penalties for redeeming funds?
- What type of bank account can I link to my GE Interest Plus for Businesses investment?
- Can I link more than one bank checking account to my GE Interest Plus for Businesses investment?
- When are invested funds available for redemption?

Investment Quality

- How safe is my investment?
- Is GE Interest Plus for Businesses FDIC insured?
- Is GE Interest Plus for Businesses covered under the FDIC's Temporary Liquidity Guarantee Program?

Fees

- Do I pay any sales or management fees?
- Are there Maintenance Fees?

Reporting, investor communications

- When will I know that my investment has been established?
- How often will I receive statements?
- When will I receive my 1099 Int. Statement?

How to contact us

- What are the mailing addresses for GE Interest Plus for Businesses?
- Where do I wire money?

Managing your investment online or over the phone

- How can I manage my investment via the Internet?
- How secure is my information online?
- What if I am having trouble logging-in to eService?

Questions? Contact us or call us at 1-888-674-4138

Representatives are available Monday – Friday, from 8:30 a.m. to 7:00 p.m. ET

GE Interest Plus for Businesses is an investment in the senior, unsecured corporate debt of the General Electric Capital Corporation. You should note that GE Interest Plus for Businesses Notes are not a money market fund, which is generally a diversified fund consisting of investment in short term debt securities of many companies. Unlike bank accounts and certificates of deposit, GE Interest Plus for Businesses is not an FDIC-insured deposit. GE Interest Plus for Businesses is not guaranteed under the FDIC's Temporary Liquidity Guarantee Program. It is possible to lose money if GE Capital is unable to pay its debts. Please see the prospectus for important investment information.

The issuer has filed a registration statement (including a prospectus) [Registration Statement No. 333-160487] with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC website at **www.sec.gov** or by clicking **here**. Alternatively, the issuer, any underwriter, or any dealer participating in the offering will arrange to mail you the prospectus if you request it by clicking **here** or calling toll free 1-888-674-4138.

[1]Yield reflects the annual rate of return on your investment. It assumes that interest is accrued daily and posted monthly, and that there are no additional investments or redemptions.

*The portion of your investment that is greater than $5 Million will earn a rate of .25% and a yield of .25%.

GE.com GECapital.com Prospectus Privacy Policy SEC Filings Request a kit Rate History Site Map

Copyright 2011. General Electric Capital Corporation

GE Interest Plus

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Request a Kit by Mail

Request a Kit by Mail

Enter in the requested data, then click on submit.

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*Last Name:

*Address:

*City:

*State:

*Zip Code:

E-mail:

Phone:

* Required Field SUBMIT

Today's Business Rates

Investment Amount	Rate (%)	Yield[1] (%)
<= $ 5 Million*	0.95%	**0.95%**

Rates may be reset weekly.

Questions? Contact us or call us at 1-888-674-4138

Representatives are available Monday – Friday, from 8:30 a.m. to 7:00 p.m. ET

GE Interest Plus for Businesses is an investment in the senior, unsecured corporate debt of the General Electric Capital Corporation. You should note that GE Interest Plus for Businesses Notes are not a money market fund, which is generally a diversified fund consisting of investment in short term debt securities of many companies. Unlike bank accounts and certificates of deposit, GE Interest Plus for Businesses is not an FDIC-insured deposit. GE Interest Plus for Businesses is not guaranteed under the FDIC's Temporary Liquidity Guarantee Program. It is possible to lose money if GE Capital is unable to pay its debts. **Please see** the prospectus for important investment information.

The issuer has filed a registration statement (including a prospectus) [Registration Statement No. 333-163487] with the SEC for the offering to which this communication relates. **Before you invest**, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for **free** by visiting EDGAR on the SEC website at **www.sec.gov** or by clicking **here**. Alternatively, the issuer, any underwriter, or any dealer participating in the offering will arrange to mail you the prospectus if you request it by clicking **here** or calling toll free 1-888-674-4138.

[1]Yield reflects the annual rate of return on your investment. It assumes that interest is accrued daily and posted monthly, and that there are no additional investments or redemptions.

*The portion of your investment that is greater than $5 Million will earn a rate of .25% and a yield of .25%.

GE.com GECapital.com Prospectus Privacy Policy SEC Filings Request a kit Rate History Site Map

Copyright 2011, General Electric Capital Corporation

GE Interest Plus

FAQ Contact Us My Investment Finish application

Home Learn About Corporate Notes Discover GE Interest Plus Get Started

Personal Businesses

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E-mail, Regular Mail, or Phone. We're here for you.

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GE Interest Plus
P.O. Box 6294
Rantoul, IL 61866-6294

Talk to us:

Call us toll-free:
1-888-674-4138

Today's Business Rates

Investment Amount	Rate (%)	Yield¹ (%)
<= $ 5 Million*	0.95%	**0.95%**

Rates may be reset weekly.

Questions? Contact us or call us at 1-888-674-4138

Representatives are available Monday – Friday, from 8:30 a.m. to 7:00 p.m. ET

GE Interest Plus for Businesses is an investment in the senior, unsecured corporate debt of the General Electric Capital Corporation. You should note that GE Interest Plus for Businesses Notes are not a money market fund, which is generally a diversified fund consisting of investment in short term debt securities of many companies. Unlike bank accounts and certificates of deposit, GE Interest Plus for Businesses is not an FDIC-insured deposit. GE Interest Plus for Businesses is not guaranteed under the FDIC's Temporary Liquidity Guarantee Program. It is possible to lose money if GE Capital is unable to pay its debts. **Please see** the prospectus for important investment information.

The issuer has filed a registration statement (including a prospectus) [Registration Statement No. 333-160487] with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC website at **www.sec.gov** or by clicking **here**. Alternatively, the issuer, any underwriter, or any dealer participating in the offering will arrange to mail you the prospectus if you request it by clicking **here** or calling toll free 1-888-674-4138.

[1]Yield reflects the annual rate of return on your investment. It assumes that interest is accrued daily and posted monthly, and that there are no additional investments or redemptions.

*The portion of your investment that is greater than $5 Million will earn a rate of .25% and a yield of .25%.

GE.com GECapital.com Prospectus Privacy Policy SEC Fillings Request a kit Rate History Site Map

Copyright 2011, General Electric Capital Corporation

GE Interest Plus

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Need help?

Representatives are available to help you Monday through Friday, from 8:30 a.m. to 7 p.m. ET.

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1-888-433-3573

To help the government fight the funding of terrorism and money laundering activities, Federal Law requires all financial institutions to obtain, verify and record information that identifies each person who opens an account. To verify your identity, we require information on each registered owner/co-owner of the investment. As part of normal verification procedures, a credit bureau inquiry will be conducted.

© 2011 General Electric Capital Corporation Privacy Policy

GE Interest Plus is an investment in the senior, unsecured corporate debt of the General Electric Capital Corporation. You should note that GE Interest Plus Notes are not a money market fund, which is generally a diversified fund consisting of investment in short term debt securities of many companies. Unlike bank accounts and certificates of deposit, GE Interest Plus is not an FDIC-insured deposit. GE Interest Plus is not guaranteed under the FDIC's Temporary Liquidity Guarantee Program. It is possible to lose money if GE Capital is unable to pay its debts. Please see the prospectus for important investment information.

The issuer has filed a registration statement (including a prospectus) [Registration Statement No. 333-160487] with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov or by clicking here . Alternatively, the issuer, any underwriter, or any dealer participating in the offering will arrange to mail you the prospectus if you request it by clicking here or calling toll free 1-800-433-4480.

Corporation. GE Interest Plus for Business is avail able to businesses in the United States. You must designate a bank checking or operating account to link your investment. Check writing is not available for business accounts We will collect information about the Corporation and the person who is authorized to act with respect to the investment Required information for an authorized person includes their Social Security number, home address and date of birth. Applications cannot be processed unless this information is provided. An additional authorized person may be added after the investment is established. Once you enter in the information requested, you will be prompted to print the application, sign it. and mail it in with the following: o Executed copy of your Articles of Incorporation with evidence of state filing c Signed copyoflRS Form W 9 c Signed copy of an Authorization Form for Corp orations o A copy of a voided check or a bank statement to verify the linked bank checking or operating account 92011 General ElectricCapitBl Cmpm fiticr Privacy Policy GE Interest Plusfnf Businesses is an investment in the sen int. unsecured corporate debt of the General Electric Capital Corporation. You should note that GE Interest Plusfw Businesses Notes are: not a Business is not an F CMC in 5 u red deposit. GE Interest Plus for Busine**? is rot guaranteed urdeithe FDICs Tempntary Liquidity Guaiantee Program. It is possible to lose money if GE Capital is unable to The issuer has filed a registration statement (including a prospectus} [Reg i strati on Statement Ho. P22 1SD487 with the SEC fa the offering to which this communication relates. Before you invest, you documents for free b> visiting EDGAR on the SEC iiebsite at wivw.secgDV by diocirg here . Alternatively, the issuer any underwrite), 01 any deal ei parti apatm g in the/ affering will arrange to mail you the Mosoectusif raureouestit kirdiJtirra here a calling toll free 1 SB8 e7 1 413S.

By clicking “I Accept” you consent to electronically receive: [1} the GE Interest Plus prospectus; (2} an/ related prospectus supplement; (3) the pricing supplement or supplements that describe the terms of GE Interest Plus, before initiall/ investing: and r.4 } email notifications regarding /our electronic application to open and fund your GE Interest application. fou must instead contact a Service Representative at 1 888 674 4138 for assistance or you can request a free paper copy of any of these documents at our website wgvw.peinterestpluE.com . Your consent applies only to this particular request. For questions or more information, please call us at 1 888 674 4138 or send us an email. Electronic delivery is provided free of charge from GE Interest Plus; however, other online service provider charges may apply. To print or save a copy of the disclosures and other information you must have a printer and a browserwith print screen capability or be able to save files to your computer. To successful! send, receive and retain the information and disclosures related to GE Interest Plus, you will need the following hardware and software requirements ongoing A 32 bit operating system (Windows 98 orlaterversion). An Internet Browser o Internet Explorer 6.0 or higher Businesses is not an FDIC msured deposit. 6E Interest Plus fa Businesses is not guaranteed under the FOUTs Temporary Liquidity Guarantee Program. It is possible to lose money if BE Capital is unable to should read the prosperius ir that registration statement and other documents the issuer has tiled with the SEC loi more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC website at wiw.sccodvoi by didtirifl hae Altai natively, the issjei, cry underwriter, or any dealer perticipatirB in the offering will arrange to mail you the HC scectus if vmj request it bv did ina here or callina toll free 1 833 374 41M. GE Interest Plus for Businesses is offered to the general public b; prospectus onK In making an investment decision regarding GE Interest Plus for Businesses, you should rely only on the information contained in (1) the most recent GE Interest Plus for Businesses picsp itus. i.2: any related prospectus su|]plement and [3; the pricing supplement or supplements that describe the terms of GE Interest Plus for Businesses. All offerings are subject to delivery of the prospectus and the prospectus supplements. Eefaie .” dli invest /ou should read prospectus in that registration statement and the other documents that General Electric Capital Corporation has fled with the SEC for more information about General Electric Capital Corporation and this offering. Click on the link below to review the prospectus online B2011 General Elediic Capita I CmoorBtiDn Privacy Policy GE Interest Plus for BiEineiseE. is an investment in the senior, UTEeojted cnpacate deat of the Beneral Eledric Capital CorptKBtiop. You should note the! SE Interest Plus for Businesses Moles are nut b money market fund, which i generally a diversified fund casting of investment in shcrt term debt securities nf many companies. Unlike bank scccunu and certificates : deposit. GE Interest Plus far should reed the p*tKncrtj in thet legistration statement and athet documents the i;suef has filed .vith the SEC fw mwe ncmnle te infccmation sbnin the Issue and this cffefing. Ynu mey get these document; fcr fiee by visiting EDGAR an the SEC website Bt >v,v>v. ecgcv h by dieting h r . AlteniBtively, the issue”, any underwrite!, or anydealei p brticicating in the c ffefing will Brrangeto mail you the

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© 2011 General Electric Capital Corporation   Privacy Policy

GE Interest Plus for Businesses is an investment in the senior, unsecured corporate debt of the General Electric Capital Corporation. You should note that GE Interest Plus for Businesses Notes are not a money market fund, which is generally a diversified fund consisting of investment in short term debt securities of many companies. Unlike bank accounts and certificates of deposit, GE Interest Plus for Businesses is not an FDIC-insured deposit. GE Interest Plus for Businesses is not guaranteed under the FDIC's Temporary Liquidity Guarantee Program. It is possible to lose money if GE Capital is unable to pay its debts. Please see the prospectus for important investment information.

The issuer has filed a registration statement (including a prospectus) [Registration Statement No. 333-160487] with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov or by clicking here . Alternatively, the issuer, any underwriter, or any dealer participating in the offering will arrange to mail you the prospectus if you request it by clicking here or calling toll free 1-888-674-4138.

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Link an External Bank Account

You must link a bank or operating account to your investment to be able to transfer funds to and from your investment. You will be enrolled in our free Quick Transactions service and our Wire Redemption Service. Please provide information on your Bank checking or Operating account.

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© 2011 General Electric Capital Corporation Privacy Policy

GE Interest Plus for Businesses is an investment in the senior, unsecured corporate debt of the General Electric Capital Corporation. You should note that GE Interest Plus for Businesses Notes are not a money market fund, which is generally a diversified fund consisting of investment in short term debt securities of many companies. Unlike bank accounts and certificates of deposit, GE Interest Plus for Businesses is not an FDIC-insured deposit. GE Interest Plus for Businesses is not guaranteed under the FDIC's Temporary Liquidity Guarantee Program. It is possible to lose money if GE Capital is unable to pay its debts. Please see the prospectus for important investment information.

The issuer has filed a registration statement (including a prospectus) (Registration Statement No. 333-160487) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov or by clicking here. Alternatively, the issuer, any underwriter, or any dealer participating in the offering will arrange to mail you the prospectus if you request it by clicking here or calling toll free 1-888-674-4138.

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© 2011 General Electric Capital Corporation Privacy Policy

GE Interest Plus for Businesses is an investment in the senior, unsecured corporate debt of the General Electric Capital Corporation. You should note that GE Interest Plus for Businesses Notes are not a money market fund, which is generally a diversified fund consisting of investment in short term debt securities of many companies. Unlike bank accounts and certificates of deposit, GE Interest Plus for Businesses is not an FDIC-insured deposit. GE Interest Plus for Businesses is not guaranteed under the FDIC's Temporary Liquidity Guarantee Program. It is possible to lose money if GE Capital is unable to pay its debts. Please see the prospectus for important investment information.

The issuer has filed a registration statement (including a prospectus) [Registration Statement No. 333-160487] with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov or by clicking here . Alternatively, the issuer, any underwriter, or any dealer participating in the offering will arrange to mail you the prospectus if you request it by clicking here or calling toll free 1-888-674-4138.

Name of the Corporation: Taxldentjfcaiion Number State ol Incorporation: Dale of Formation: Type of Business: Specif c Category: Business Phone Number: P&rm an en I Address: I Have a Different Mailing Address: Busin&ss Title: Office Email Acklress: Primary Phone: Social Secunty Number: Dale of Birth: HomeAcklress: Tine at Address: Username: Password: S&curity Imaps: Pass Phrase: Secunty Question 1: Security Answer: Secunty Question 2: Security Answer: Security Question 3: Security Answer: §2311 General Electric Capita I Captation Privacy Falicy Businesses is rmt an FDIC msuced deposit GE Interest Plus fee Businesses is not pjaranteed undei the FDItTs Temporaiy Liquidity Guarantee Program. It is possible to lose money if GE Capital is unable to The issuer has filed a registration statement {including a prospectus) [Registration Statement Ho 333.160437] with ihe SEC lot the offering to which this communication relates Before yoj invest, you should read the prospectus ir that registration statement end other documents the issuer has filed with the SEC far more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the 5EC website at vrrt rf.setgDV a by dieting here . Alternatively, the issuer, any underwriter, or any dealer partiripatine in the offering will arrange to mail you the prospectus if you request it by dicing here or calling tall free 1 BBB 574 413B.

Thank you. Now you are ready to download and print the forms weVe pre filled with your company s information. Forms th. will be printed include: a. The application b. IRS Form W 9 c A copy of the Authorization Form for Corporations Review the terms and ilyou are ready to invest: 1 Sign them 2. Enclose them with a copy of: An executed copy of your corporations Articles of In corporation with evidence of state filing Avoided check or bank statement to verify the linked bank checking or operating account 3 Mail th&se documents to us at our program ad dress, which appears in the paclags /cull downlead here[1] Please note that it may take up to 2 weeks to receive and process the application. You will be mailed a confirmation statement and emailed a welcome letter after your initial investment has been accepted Questions? Call 1 880 674 4 178 R iMsS ntati s sre a.ailablste assist :ou on business da/s. from 0:30 a.rn to 7 p m ET. §2311 General Elertric Capital Corporation Privacy Policy GE Interest Pljsfc. Businesses is an investment in the senia, unsecured Dorpoiate debt of the Seneral EledriDCapital Coipoiation You should noteihat SE Interest Plus for Businesses Motes ere not a money martlet fund. which is generally a diversified fund consisting of investment in short term debt seojiiti K nf many cnrnpani Es. LlnlikE bank accounts and certificates of deposit. GE Interest Plus for :.: :: :::: FDIC insured deposit. GE Interest Plusf r Businesses is net gjaranteed jndeithe FDICs Temporary Liquidity GLarartee Prsgram. It is possible to lose money if GE Capital is unable to pay its debts. Please see the prospectus fcr important investment information. The issuer has filed a registration statement {including a. prospedusl [Registaation Statement Mo. 333 1&D4&7] with Ihe BEC foi the offering to which this communication relates. Before yoj invest, you ahojld read the prospectus in that registration statement and othei documents the issuer has filed with the S EC fpi more complete infcimation ecojt the issue and this offering. You may get these documents for free by visiting EDGAR on the SEC website at ww .secgDV a by dieting here . Alternatively, the issjH, any underwriter, or any dealer participating in the offering will arrange to mail you the